U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549











                                    Form 8-K










                  Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Exchange Act of 1934



         Date of Report                         January 14, 2004
                                       (Date of earliest event reported)



                              TGC Industries, Inc.

           (Exact name of registrant as specified in its charter)




        Texas                     0-14908                 74-2095844
   (State or other              (Commission           (I.R.S. Employer
    jurisdiction                File Number)         Identification No.)
   of incorporation)



        1304 Summit, Suite 2
        Plano, Texas                                          75074
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:      (972) 881-1099



Item 5.     Other Events


     On January 14, 2004, TGC Industries, Inc. ("TGC" or the "Company") announced that the Company has experienced an increase in demand for its services, securing a sufficient number of contracts to deploy a second seismic crew.

Item 7.     Exhibits

               A.   News Release disseminated on January 14, 2004.

Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TGC INDUSTRIES, INC.


January 15, 2004
                                    By: /s/ WAYNE A. WHITENER
                                            Wayne A. Whitener,
                                            President and CEO
                                        (Principal Executive Officer)


4891.00001/393815.1























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                         EXHIBIT "A"
                              ____________

NEWS RELEASE:                                     FOR IMMEDIATE RELEASE


TGC INDUSTRIES, INC.


              TGC Industries Experiences Increased Demand
                         for Seismic Services

Plano, Texas -- Wednesday, January 14, 2004 -- TGC Industries, Inc. (Nasdaq OTC BB: TGCI) announced today that the Company has experienced an increase in demand for its services, securing a sufficient number of contracts to deploy a second seismic crew.

As previously reported, the Company entered into an agreement in early 2002 to dispose of its shot hole drilling equipment and use the proceeds to acquire five buggy-mounted Vibroseis units and purchase certain additional equipment needed to make the Vibroseis equipment compatible with the Company's recording equipment. This has enabled the Company to enter into an existing market in which the Company has not participated in the past. Participating in the Vibroseis market has been very beneficial for the Company resulting in a significant amount of the 2003 revenue being generated from Vibroseis contracts. As a result of this increased Vibroseis activity, the Company has acquired an additional three Vibroseis units and has deployed its second seismic crew.

Mr. Wayne Whitener, President and CEO of TGC Industries, Inc. stated, "Oil and gas exploration companies have recently increased the level of activity in their domestic oil and gas exploration programs. Though there can be no assurance, should this increased level of activity in the industry continue during 2004, management believes the Company will be able to operate at the two-crew level for the remainder of 2004."

This report contains forward-looking statements which reflect the view of Company's management with respect to future events. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations are disclosed in the Company's Securities and Exchange Commission filings, and include, but are not limited to the dependence upon energy industry spending for seismic services, the unpredictable nature of forecasting weather, the potential for contract delay or cancellation, the potential for fluctuations in oil and gas prices, and the availability of capital resources. The forward-looking statements contained herein reflect the current views of the Company's management and the Company assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.


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TGC, based in Plano, Texas, is a geophysical service company which primarily provides 3-D seismic services to oil and gas companies. It also maintains a geophysical gravity data bank.

Contact:                         Wayne Whitener          (972) 881-1099
                                 President & CEO
                                 Email: wwhitener@tgcseismic.com

Investor Relations Contact:     Andrew J. Kaplan         (732) 747-0702
                                Barry Kaplan Associates
                                623 River Road
                                Fair Haven, NJ 07704
                                Email:  smallkap@aol.com








































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